Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Second Quarter 2025 Results

Reached 3.7 Million TiVo One Monthly Active Users and Signed Ninth TiVo OS TV Partner

IPTV Subscriber Households Grew Over 30 Percent Year-over-Year

AutoStage Footprint Grew 70 Percent Year-over-Year and Now Exceeds 12 Million Vehicles

San Jose, Calif. (August 6, 2025) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced second quarter 2025 financial results for the period ended June 30, 2025.

“Over this past quarter, while operating in an increasingly difficult environment, we made significant progress on our strategic initiatives that are critical to meeting our longer-term growth plans,” said Jon Kirchner, chief executive officer of Xperi. “We grew Monthly Active Users on Smart TVs as well as video-over-broadband devices utilizing the TiVo One ad platform to 3.7 million. We also added over one million new vehicles to our AutoStage footprint, which now exceeds 12 million vehicles worldwide, and grew our IPTV footprint to over 3 million subscriber households.”

Mr. Kirchner continued, “During the quarter, we delivered advertising across multiple markets on our TiVo One ad platform to positive market response as we continue to build scale in key territories we believe are essential to accelerating revenue growth in our Media Platform business. Looking ahead to 2026, we intend to capitalize on the opportunity to expand advertising activity on our TiVo One ad platform both directly and through partnerships.”

Financial Results

GAAP ($ millions, except per share data)	Q2 FY25	Q2 FY24
Revenue	$105.9	$119.6	[1]
GAAP operating loss	$(11.1)	$(21.9)
GAAP net loss[2]	$(14.8)	$(30.3)
GAAP diluted loss per share[2]	$(0.32)	$(0.67)

Non-GAAP[3] ($ millions, except per share data)	Q2 FY25	Q2 FY24
Revenue	$105.9	$119.6	[1]
Non-GAAP operating income	$8.8	$8.3
Non-GAAP net income[2]	$4.8	$5.6
Non-GAAP earnings per share[2]	$0.11	$0.12
Non-GAAP adjusted EBITDA	$15.2	$14.6
Non-GAAP adjusted EBITDA Margin	14.4%	12.2%

1 The contribution from Perceive, which was divested on October 2, 2024, accounted for approximately $1.9 million of revenue in Q2 FY2024.

2 Attributable to the Company.

3 For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Recent Key Operating Achievements

Media Platform

Substantial progress toward building scale and ecosystem for TiVo One ad platform

•
Achieved 3.7 million TiVo One Monthly Active Users.

•
Signed our ninth TiVo OS TV partnership with a house brand for a leading European retailer and remain on track to reach our 2025 year-end goal of ten TV OEM partners.
•
Expanded direct selling of home page ad units to leading streaming partners in major markets in Europe, and signed key partnership agreements with Wurl (a streaming TV subsidiary of AppLovin), Kargo (a leading value-added ad reseller), and FreeWheel (a leading global tech platform).

Connected Car

Continued to expand the Connected Car ecosystem with further HD Radio wins and strong DTS AutoStage footprint growth and broader global broadcaster support

•
Signed two new DTS AutoStage OEM programs and reached over 12 million vehicles on the platform. New models launched include BMW 5-Series, Kia EV9, and Hyundai Ioniq 5 and Ioniq 9.
•
Broadened the ecosystem for DTS AutoStage by expanding the number of global broadcasters that support the platform, now aggregating content from broadcasters in over 60 countries.
•
Signed multi-year HD Radio IC agreement and saw new vehicle models launched from partners including BMW, Honda, Hyundai and Volkswagen.

Pay TV

Continued strong IPTV household growth and saw accelerating operator support for video-over-broadband programs

•
Achieved over 30 percent year-over-year subscriber growth to achieve our 2025 stated goal of 3 million global subscriber households for IPTV.
•
Signed renewals with large operators including Liberty Latin America and Cable One, representing new multi-year commitments to our TiVo IPTV and video-over-broadband solutions.
•
Executed international metadata agreements with Korea Telecom, the largest telecom operator in Korea, as well as Proximus in Europe.

Consumer Electronics

Renewed key contracts for core technologies and signed first revenue contract for new AI-based Clear Dialogue technology

•
Signed key contract renewals for DTS sound technologies with TPV (Philips), TCL and Sony.
•
Renewed IMAX® Enhanced* license agreement with Sony for TVs, soundbars, receivers, and projectors.
•
Signed the first customer TV contract for DTS Clear Dialogue, an AI-based dialogue enhancement sound technology with expected market availability in the first half of 2026.

* IMAX® Enhanced is a certification and licensing program operated by IMAX Corporation and DTS, Inc.

Financial Outlook

The Company reiterates the outlook for fiscal year 2025 that was previously updated on July 28, 2025, as follows:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$440M to $460M	$440M to $460M
Adjusted EBITDA Margin[1,2]	n/a	15% to 17%

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

Conference Call Information

The Company will hold its second quarter 2025 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, August 6, 2025. To access the call toll-free, please dial 1-888-596-4144, otherwise dial 1-646-968-2525. The conference

ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Xperi Q2 2025 Earnings Call.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, expectations regarding revenue growth and Adjusted EBITDA Margin growth, the deployment by third parties of their products that use our technology, objectives for future operations, and ongoing strategies and operating initiatives, including, without limitation, expected market availability timeframe for DTS Clear Dialogue, our monetization goals and expectations, including, without limitation, expectations regarding growth in the Media Platform business, long-term monetization in Connected Car, and expansion of advertising activity on our TiVo One ad platform, and other objectives. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), as updated in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC, and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2025 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Definition for TiVo One Monthly Active User

Xperi defines a “TiVo One Monthly Active User” as a unique device that has connected to the TiVo video service, which includes the TiVo One advertising platform, at least once within the last 30 days. The TiVo One advertising platform integrates with the device’s operating system on certain “Powered by TiVo” devices, including smart TVs and video-over-broadband products.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss) attributable to the Company, Non-GAAP Net Income/(Loss) Per Share attributable to the Company, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted EBITDA Margin.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) attributable to the Company is defined as GAAP Net Income/(Loss) attributable to the Company excluding the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance; and related tax effects for each adjustment.

Non-GAAP Net Income/(Loss) Per Share attributable to the Company is defined as Non-GAAP Income/(Loss) attributable to the Company divided by Non-GAAP weighted average shares outstanding - diluted.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense; provision for income taxes; stock-based compensation; depreciation expense; amortization of intangible assets; amortization of capitalized cloud computing costs; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA divided by total revenue.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Idalia Rodriguez

Arbor Advisory Group

+1 203-293-3325

ir@xperi.com

Media Contact:

Tom Huntington

+1 619-743-9057
thomas.huntington@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

# # #

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$105,933	$119,591	$219,966	$238,435
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	33,549	28,953	63,148	58,709
Research and development	29,783	45,123	69,332	95,562
Selling, general and administrative	41,142	53,102	89,840	109,455
Depreciation expense	3,448	3,278	6,353	6,862
Amortization expense	9,144	11,042	18,866	22,081
Total operating expenses	117,066	141,498	247,539	292,669
Operating loss	(11,133)	(21,907)	(27,573)	(54,234)
Interest and other income, net	1,747	1,290	4,042	2,332
Interest expense - debt	(759)	(748)	(1,491)	(1,496)
Gain on divestiture	—	—	—	22,934
Loss before taxes	(10,145)	(21,365)	(25,022)	(30,464)
Provision for income taxes	4,636	9,266	8,125	13,538
Net loss	(14,781)	(30,631)	(33,147)	(44,002)
Less: net loss attributable to noncontrolling interest	—	(332)	—	(583)
Net loss attributable to the Company	$(14,781)	$(30,299)	$(33,147)	$(43,419)
Net loss per share attributable to the Company - basic and diluted	$(0.32)	$(0.67)	$(0.73)	$(0.97)
Weighted-average number of shares used in computing net loss per share attributable to the Company - basic and diluted	45,846	45,331	45,313	44,926

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$95,148	$130,564
Accounts receivable, net	59,787	58,745
Unbilled contracts receivable, net	81,325	83,075
Prepaid expenses and other current assets	35,756	32,488
Deferred consideration from divestiture	11,645	—
Total current assets	283,661	304,872
Note receivable, noncurrent	30,857	29,702
Deferred consideration from divestiture, noncurrent	7,384	18,217
Unbilled contracts receivable, noncurrent	51,568	45,396
Property and equipment, net	46,927	44,473
Operating lease right-of-use assets	32,190	30,082
Intangible assets, net	144,855	163,714
Deferred tax assets	7,734	7,228
Other noncurrent assets	24,044	24,076
Total assets	$629,220	$667,760
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,952	$16,979
Accrued liabilities	78,158	94,420
Deferred revenue	20,315	23,950
Short-term debt	—	50,000
Total current liabilities	113,425	185,349
Long-term debt	40,000	—
Deferred revenue, noncurrent	17,783	20,932
Operating lease liabilities, noncurrent	24,256	19,932
Deferred tax liabilities	1,491	1,491
Other noncurrent liabilities	12,438	10,979
Total liabilities	209,393	238,683
Equity:
Common stock	46	44
Additional paid-in capital	1,293,958	1,274,561
Accumulated other comprehensive loss	(1,586)	(6,084)
Accumulated deficit	(872,591)	(839,444)
Total equity	419,827	429,077
Total liabilities and equity	$629,220	$667,760

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(33,147)	$(44,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	22,429	30,060
Amortization of intangible assets	18,866	22,081
Depreciation of property and equipment	6,353	6,862
Accrued interest income from note receivable	(1,155)	(895)
Accretion of discount from deferred consideration from divestitures	(812)	(414)
Gain from divestiture	—	(22,934)
Deferred income taxes	(506)	163
Other	1,955	(692)
Changes in operating assets and liabilities:
Accounts receivable	(1,449)	(2,903)
Unbilled contracts receivable	(4,422)	(22,027)
Prepaid expenses and other assets	461	4,909
Accounts payable	(1,997)	(5,360)
Accrued and other liabilities	(11,943)	(19,404)
Deferred revenue	(6,784)	2,635
Net cash used in operating activities	(12,151)	(51,921)
Cash flows from investing activities:
Purchases of property and equipment	(1,627)	(2,307)
Capitalized internal-use software	(7,352)	(5,825)
Purchases of intangible assets	(7)	(84)
Net cash used in divestiture	—	(227)
Net cash used in investing activities	(8,986)	(8,443)
Cash flows from financing activities:
Repayment of short-term debt	(50,000)	—
Withholding taxes related to net share settlement of equity awards	(6,345)	(5,929)
Payment of debt issuance costs	(1,249)	—
Proceeds from long-term debt	40,000	—
Proceeds from issuance of common stock under employee stock purchase plan	3,315	4,328
Net cash used in financing activities	(14,279)	(1,601)
Effect of exchange rate changes on cash and cash equivalents	—	12
Net decrease in cash and cash equivalents	(35,416)	(61,953)
Cash and cash equivalents at beginning of period (1)	130,564	154,434
Cash and cash equivalents at end of period	$95,148	$92,481
(1)
Includes $12.3 million of cash and cash equivalents classified as held for sale at December 31, 2023.

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,
	2025	2024
Reconciliation of net income attributable to the Company:
GAAP net loss attributable to the Company	$(14,781)	$(30,299)
Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation(1)	10,327	15,303
Amortization of intangible assets	9,144	11,042
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs(2)	73	4,003
Severance and retention(3)	365	308
Income tax adjustment(4)	(280)	5,281
Non-GAAP net income attributable to the Company	$4,848	$5,638

(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$844	$858
Research and development	$3,191	$5,831
Selling, general and administrative	$6,292	$8,614
(2) Transaction, integration and restructuring costs included in above line items:
Selling, general and administrative	$73	$3,588
Interest and other income, net	$—	$415
(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$—	$44
Research and development	$21	$146
Selling, general and administrative	$344	$118

(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Reconciliation of net income per share attributable to the Company:
GAAP net loss attributable to the Company	$(0.32)	$(0.67)
Adjustments to GAAP net loss per share attributable to the Company:
Stock-based compensation	0.23	0.34
Amortization of intangible assets	0.20	0.24
Transaction, integration and restructuring related costs	0.01	0.09
Income tax adjustment	(0.01)	0.12
Non-GAAP net income per share attributable to the Company	$0.11	$0.12

GAAP weighted-average number of shares - basic and diluted	45,846	45,331
Non-GAAP weighted-average number of shares - diluted	45,979	45,494

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2025	2024
GAAP operating loss	$(11,133)	$(21,907)
Adjustments to GAAP operating loss:
Stock-based compensation	10,327	15,303
Amortization of intangible assets	9,144	11,042
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	73	3,588
Severance and retention	365	308
Non-GAAP operating income	$8,776	$8,334

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2025	2024
GAAP net loss	$(14,781)	$(30,631)
Adjustments to GAAP net loss:
Interest expense	915	925
Provision for income taxes	4,636	9,266
Stock-based compensation	10,327	15,303
Depreciation expense	3,448	3,278
Amortization of intangible assets	9,144	11,042
Amortization of capitalized cloud computing costs	1,081	1,124
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	73	4,003
Severance and retention	365	308
Non-GAAP Adjusted EBITDA	$15,208	$14,618
Non-GAAP Adjusted EBITDA Margin(1)	14.4%	12.2%
(1)Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.